AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT


           THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between XYBERNAUT CORPORATION, a Delaware corporation, with headquarters located at 12701 Fair Lakes Circle, Fairfax, Virginia 22033 ("Company"), and the undersigned (the "Buyer").

                              W I T N E S S E T H:

           WHEREAS, the Company and the Buyer, in order to amend and restate that certain Securities Purchase Agreement to which they are parties, are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

           WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, 4% Convertible Preferred Stock, $.01 par value per share (the "Convertible Preferred Stock"), of the Company which will be convertible into shares of Common Stock, $.01 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of the Convertible Preferred Stock, and subject to acceptance of this Agreement by the Company;

           NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

           1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

           a. Purchase. (i) The undersigned hereby agrees to purchase from the Company shares of the Convertible Preferred Stock in the amounts set forth on the signature page of this Agreement on the Closing Date (as defined below) (the "Initial Preferred Stock"), and on the Additional Closing Date (as defined below) (the "Additional Preferred Stock"), out of a total offering of $4,000,000 of such Preferred Stock, and having the terms and conditions set forth in the certificate of designation to the Certificate of Incorporation of the Company attached hereto as Annex I (the "Certificate of Designation"). The purchase price for the Initial Preferred Stock and the Additional Preferred Stock shall be as set forth on the signature page hereto and shall be payable in United States Dollars.


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



           (ii) As used herein, the term "Preferred Stock" means the Initial Preferred Stock and the Additional Preferred Stock, unless the context otherwise requires.

           (iii) As used  herein,  the term  "Securities"  means  the  Preferred
Stock.

           b. Form of Payment. The Buyer shall pay the purchase price for the Initial Preferred Stock or the Additional Preferred Stock, as the case may be, by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions"). Promptly following payment by the Buyer to the Escrow Agent of the purchase price of the relevant Preferred Stock, the Company shall deliver a certificate representing the relevant Preferred Stock duly executed on behalf of the Company to the Escrow Agent. By signing this Agreement, the Buyer and the Company, and subject to acceptance by the Escrow Agent, each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

           c. Method of Payment. Payment into escrow of the purchase price for the relevant Preferred Stock shall be made by wire transfer of funds to:

                         Bank of New York
                         350 Fifth Avenue
                         New York, New York 10001

                         ABA# 021000018
                         For credit to the account of Krieger & Prager, Esqs. Account No.: 637-1657450

Not later than 1:00 p.m., New York time, on the date which is one (1) New York Stock Exchange trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the aggregate purchase price for the Initial Preferred Stock, in currently available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

           d. Escrow Property. The purchase price and the certificate(s) representing the Preferred Stock delivered to the Escrow Agent as contemplated by Sections 1(b) and (c) hereof are referred to as the "Escrow Property."


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



           2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

           The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

           a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement (as that term is defined in the Registration Rights Agreement defined below), the Buyer is purchasing the Preferred Stock and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Converted Shares") for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

           b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities;

           c. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock representing the Converted Shares (such Common Stock sometimes referred to as the "Shares") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration;

           d. The Buyer understands that the Preferred Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock and to receive the Shares upon conversion;

           e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including Annex V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (2) Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1997 and March 31, 1997, (3) Forms 8-K dated, June 30, 1997, and (4) Form S-3 filed on September 22, 1997 (the "Company's SEC Documents").

           f. The Buyer understands that its investment in the Securities involves a high degree of risk;

           g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

           h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

           i. Neither the Buyer, nor any affiliate of the Buyer nor any person acting on its or their behalf, has any intention of entering into, any put option, short position or other similar instrument or position with respect to the Preferred Stock or the Shares, and neither the Buyer nor any of its affiliates nor any person acting on its or their behalf will at any time use Shares acquired upon conversion of the Preferred Stock to settle or cover any put option, short position or other similar instrument or position.

           j. Notwithstanding the provisions hereof or of the Preferred Stock, in no event (except with respect to an automatic conversion of the Preferred Stock as provided in the Certificate of Designations) shall the holder be entitled to convert any Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso.

           3. COMPANY REPRESENTATIONS, ETC.

           The Company represents and warrants to the Buyer that:

           a. Concerning the Preferred Stock and the Shares. The Preferred Stock has been duly authorized, and when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock or the Converted Shares.

           b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and traded on The NASDAQ/SmallCap Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

           c. Authorized Shares. The Company has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock. The Converted Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Preferred Stock, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

           d. Securities Purchase Agreement; Registration Rights Agreement and Stock. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Preferred Stock will be duly and validly authorized and, when executed and delivered on behalf of the Company in accordance with this Agreement, will be a valid and binding obligation of the Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

           e. Non-contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth,
(iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

           f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the Stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

           g. SEC Filings. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since September 1, 1996 timely filed all requisite forms, reports and exhibits thereto with the SEC.

           h. Absence of Certain Changes. Since January 1, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company, except as disclosed in Annex V or in the Company's SEC Documents.

           i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents), that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement, the Registration Rights Agreement, the Joint Escrow Instructions, and the Certificate of Designation (collectively, the "Transaction Agreements").

           j. Absence of Litigation. Except as set forth in Annex V hereto, and in the Company's SEC Documents, which the Buyer has reviewed, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

           k. Absence of Events of Default. Except as set forth in Annex V hereto and Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would reasonably be expected to have a material adverse effect on the Company's financial condition or results of operations.

           Prior Issues. Except as set forth in Annex V, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities. The presently outstanding unconverted principal amount of each such issuance as at September 30, 1997 are set forth in Annex V.

           4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

           a. Transfer Restrictions. The Buyer acknowledges that (1) the Preferred Stock has not been and is not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

           b. Restrictive Legend. The Buyer acknowledges and agrees that the Preferred Stock, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

           THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

           c. Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement, in substantially the form attached hereto as Annex IV, on or before the Closing Date (as defined below).

           d. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

           e. Reporting Status. So long as the Buyer beneficially owns any of the Preferred Stock, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all action under its control to continue the listing and trading of its Common Stock on The NASDAQ Stock Market and will comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The NASDAQ Stock Market.

           f. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees and finder's fees in connection with the sale of the Preferred Stock) for internal working capital purposes, and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person.

           g. Future Purchases. (i) The Buyer unconditionally and irrevocably agrees, at the option of the Company, to purchase the Additional Preferred Stock consisting of an additional $640,000 liquidation amount of Convertible Preferred Stock in one tranche (the "Additional Tranche"), on the terms and subject to the conditions hereinafter provided.

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



           (ii) The closing for the Additional Tranche shall occur on a date (the "Additional Closing Date"), which date shall not be later than the ten (10) days after the Effective Date (as defined below) or as otherwise mutually agreed upon by the Company and the Buyer. The closing of the Additional Tranche shall be conducted upon the same terms and conditions as those applicable to the Initial Preferred Stock.

           (iii) The Buyer's obligations to purchase the Additional Preferred Stock is subject to the condition that, on the Additional Closing Date, (A) the Registration Statement required to be filed under the Registration Rights
Agreement shall continue to be effective, and (B) the representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects on the Additional Closing Date (and the Company's issuance of the Additional Preferred Stock shall constitute the Company's making each such representation and warranty as of such date).

           (iv) The Additional Preferred Stock shall be governed by the terms and provisions of the Certificate of Designation as if such Additional Preferred Stock was issued on the date the Initial Preferred Stock was issued.

           h. Certain Agreements. (i) The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party ("Subsequent Financing") until the earlier of (a) the date which is forty-five (45) days after the Effective Date (as defined below) or (b) the date on which 85% of the Preferred Stock shares have been converted into shares of Common Stock. Notwithstanding the foregoing, the Company may enter into a Subsequent Financing without the prior written consent of the Buyer if such Subsequent Financing is exempt from securities registration under Regulation D and the Company is not required to register the underlying securities within the later of one hundred twenty (120) days of the Effective Date (as defined below), or one hundred eighty (180) days from the Closing Date.

           (ii) Subject to the conditions of subparagraph (h)(iii), the provisions of subparagraph (h)(i) will not apply to (x) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, disposition or (y) the exchange of the capital stock for assets, stock or other joint venture interests.

           (iii) Any action contemplated under subparagraph (h)(ii) is subject to the condition that registration rights, if any, in connection with such action shall not require the filing of a Registration Statement in respect of such stock prior to thirty (30) days after the Effective Date.

           (iv) The term "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as defined in the Registration Rights Agreement).

           i. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the number of shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock.

           j. Dilution. The Company acknowledges that the number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not limited to, when the trading price of the Common Stock declines prior to a conversion and that the issuance of the Shares upon such a conversion of the Preferred Stock may have a dilutive effect of the ownership interest of the other shareholders of the Company.

           k. Registered Offering. Notwithstanding anything in the foregoing to the contrary, the Company shall be permitted, upon prior written notice to the Buyer, to issue and sell its Common Stock or securities, convertible into its Common Stock in a registered offering (the "Registered Offering"), provided, that the proceeds of such Registered Offering shall be applied solely to redeem the Preferred Stock in accordance with the terms of the Certificate of Designation.

           l. Other Buyers. The Company shall be permitted to issue and sell up to three hundred sixty (360) additional shares of Preferred Stock to affiliates of the Company or to persons who do not beneficially own more than five (5%) percent of the outstanding shares of Common Stock.

           5. TRANSFER AGENT INSTRUCTIONS.

           a. Promptly following the delivery by the Buyer of the aggregate purchase price for the Initial Preferred Stock in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

           b. The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company and delivering within three (3) business days thereafter, the original Notice of Conversion and the certificates representing the Preferred Stock being converted to the Company by express courier, with a copy to the transfer agent. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will transmit the certificates representing the Converted Shares issuable upon conversion of any Preferred Stock (together with certificates representing the Preferred Stock not being so converted) to the Buyer via express courier, by electronic transfer or otherwise, within three (3) business days after receipt by the Company of the original Notice of Conversion and the certificate representing the Preferred Stock being converted (the "Delivery Date").

           c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond five (5) business days from Delivery Date); provided, however, the Company shall not be obligated to make any payment under this Section if the cause of such delay in the issuance of the Shares of Common Stock is not caused by the Company or is the result of an act, omission or circumstance beyond the control of the Company.

                                        Late Payment For Each
                                        $10,000 of Initial Preferred Stock
    No. Business Days Late              Principal Amount Being Converted

               1                                  $100
               2                                  $200
               3                                  $300
               4                                  $400
               5                                  $500
               6                                  $600
               7                                  $700
               8                                  $800
               9                                  $900
               10                                 $1,000
               >10                                $1,000 +$200 for each Business
                                                  Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five (5) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

           d. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

           6. DELIVERY INSTRUCTIONS.

           The Initial Preferred Stock or the Additional Preferred Stock, as the case may be, shall be delivered by the Company to the Escrow Agent pursuant to
Section 1(b) hereof, on a delivery against payment basis, on the Closing Date and on the Additional Closing Date, respectively..

           7. CLOSING DATE.

           The date and time of the issuance and sale of the Initial Preferred Stock (the "Closing Date") shall occur no later than 1:00 P.M., New York time on the first NYSE trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 8 and 9, or such other mutually agreed to time. The date of the Additional Closing Date shall be the date specified by either party upon at least five (5) business days' advance notice to the other party; provided, however, that it shall be a condition of the Additional Closing Date that (i) the conditions of Section 4(g) be satisfied, and (ii) each of the conditions contemplated by Sections 8 and 9 hereof shall have been satisfied or waived on or before such date. Each closing shall occur on such date at the offices of the Escrow Agent. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property only upon satisfaction of the conditions set forth in Sections 8 and 9 hereof.

           8. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

           The Buyer understands that the Company's obligation to sell the Initial Preferred Stock on the Closing Date and the Additional Preferred Stock on the Additional Closing Date is conditioned upon:

           a. The receipt and acceptance by the Buyer of this Agreement (to be evidenced by the Buyer's execution and delivery of this Agreement) for the sale of the Preferred Stock;

           b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the relevant purchase price for the Initial
Preferred Stock or the Additional Preferred Stock, as the case may be, in accordance with Section 1(c) hereof;

           c. The accuracy on the Closing Date or the Additional Closing Date, as the case may be, of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date;

           d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

           9. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

           The Company understands that the Buyer's obligation to purchase the Initial Preferred Stock on the Closing Date and the Additional Preferred Stock on the Additional Closing Date is conditioned upon:

           a. The receipt and acceptance by the Company of this Agreement (such acceptance to be evidenced by the Company's execution and delivery of this Agreement) for the sale of at least Three Million Dollars ($3,000,000.00) on the Closing Date, and Six Hundred Forty Thousand Dollars ($640,000.00) on the Additional Closing Date in liquidation value of Preferred Stock (or such lesser amount as the Company, in its sole discretion, shall determine);

           b. Delivery by the Company to the Escrow Agent of the Initial Preferred Stock or the Additional Preferred Stock, as the case may be, in accordance with this Agreement;

           c. The accuracy in all material respects on the Closing Date or the Additional Closing Date, as the case may be, of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date; and

           d. On the Closing Date or the Additional Closing Date, as the case may be, the Buyer shall have received (i) an opinion of counsel for the Company, dated such date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in Annex III attached hereto, and (ii) the Registration Rights Agreement duly executed and delivered by the Company.

           10. GOVERNING LAW: MISCELLANEOUS.

           a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

           b. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

           c. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

           d. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

           e. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

           f. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

           g. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

           11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

           (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission, if received during normal business hours,

           (ii) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

           (iii) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:                       XYBERNAUT CORPORATION
                               12701 Fair Lakes Circle
                               Suite 550
                               Fairfax, Virginia 22033
                               ATTN: Steven A. Newman
                               Telecopier No.: (703) 631-6734
                               Telephone No.: (703) 631-6925

                               with a copy to:

                               Parker Chapin Flattau & Klimpl, LLP
                               1211 Avenue of the Americas
                               New York, New York 10036
                               Attention: Martin Eric Weisberg, Esq.
                               Telecopier No.:  (212) 704-6288

BUYER: At the address set forth on the signature page of this Agreement.

ESCROW AGENT:                  Krieger & Prager, Esqs.
                               319 Fifth Avenue
                               New York, New York 10016
                               Telecopier No. (212) 213-2077

           12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Preferred Stock and the Purchase Price, and shall inure to the benefit of the Buyer and its successors and assigns.

           [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]
           IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

NUMBER OF SHARES OF
INITIAL PREFERRED STOCK TO BE PURCHASED:                                  3,000

AGGREGATE PURCHASE PRICE OF
SUCH INITIAL PREFERRED STOCK:                                        $3,000,000

NUMBER OF SHARES OF ADDITIONAL
PREFERRED STOCK TO BE PURCHASED:                                            640

AGGREGATE PURCHASE PRICE OF SUCH
ADDITIONAL PREFERRED STOCK:                                            $640,000


                             SIGNATURES FOR ENTITIES

           IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this ________ day of ___________________, 1997.


--------------------------------            -----------------------------------
Address                                      Printed Name of Subscriber

--------------------------------
                                             By: ------------------------------
Telecopier No. ------------------             (Signature of Authorized Person)

--------------------------------             ----------------------------------
Jurisdiction of Incorporation                  Printed Name and Title
or Organization

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

XYBERNAUT CORPORATION

By:
   ---------------------------
Title:
       -----------------------
Date:
       -----------------------

           ANNEX I CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION/CERTIFICATE OF DESIGNATIONS

           ANNEX II          JOINT ESCROW INSTRUCTIONS

           ANNEX III         OPINION OF COUNSEL

           ANNEX IV          REGISTRATION RIGHTS AGREEMENT

           ANNEX V           COMPANY DISCLOSURE MATERIALS

                                                                       ANNEX V

                               COMPANY DISCLOSURE
                               ------------------






                                [TO BE SUPPLIED]